AGREEMENT OF  RESIGNATION,  APPOINTMENT  AND  ACCEPTANCE,

          dated  as  of  April  11, 1994 by and among Kash n' Karry Food

          Stores, Inc., a corporation duly organized and existing  under the  laws  of Delaware and having its principal office at 6422

          Harney Road, Tampa, Florida  33610  (the  "Company"),  Barnett

          Bank of Tampa, a banking corporation duly organized and existing under the laws of the state  of  Florida  and  having  its principal  corporate trust office at 9000 Southside Boulevard,

          Building 100, Post Office  Box  40200,  Jacksonville,  Florida

          32203  ("Resigning Trustee") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws  of the

          State of New York and having its principal corporate trust office at 101 Barclay Street, New York, New York 10286  ("Successor

          Trustee").



                                      RECITALS:



              WHEREAS,  there  was  originally  authorized  and  issued

          $105,000,000 aggregate principal amount of the  Company's  14%

          Subordinated  Debentures  due  February 1,  2001 (the "Securi-

          ties") under a Trust Indenture dated as of February 8, 1989 by and between the Company and First Florida Bank, N.A. (the "In-

          denture");



              WHEREAS, the Resigning Trustee is the successor to  First

          Florida Bank, N.A. as Trustee under the Indenture;

              WHEREAS,  Section  610(b)  of the Indenture provides that the

          Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee  of  its  appointment  as  a  successor

          Trustee;


              WHEREAS,  Section  610(e) of the Indenture provides that, if the Trustee shall resign, the Company, by a  Board  Resolution,

          shall promptly appoint a successor Trustee;



              WHEREAS,  Section  611 of the Indenture provides that any

          successor Trustee appointed in accordance with  the  Indenture shall  execute,  acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such  appointment under the Indenture, and thereupon the resignation of the

          predecessor Trustee shall become effective and such  successor

          Trustee,  without  any  further act, deed or conveyance, shall become vested with all rights, powers, trusts  and  duties  of the predecessor trustee;



              WHEREAS,  pursuant  to Sections 305 and 101 of the Indenture,

          First  Florida  Bank,  N.A.  was   appointed   Security Registrar

          and Paying Agent, respectively;



              WHEREAS,  the Resigning Trustee is the successor to First

          Florida Bank, N.A. as  Security  Registrar  and  Paying  Agent

          under the Indenture;



              WHEREAS, the Company desires to appoint Successor Trustee as

          Trustee, Paying Agent and  Security  Registrar  to  succeed

          Resigning Trustee in such capacities under the Indenture; and

              WHEREAS,  Successor Trustee is willing to accept such ap-

          pointment as successor  Trustee,  Paying  Agent  and  Security

          Registrar under the Indenture;



              NOW,  THEREFORE,  the Company, Resigning Trustee and Suc-

          cessor Trustee, for and in consideration of the  premises  and of other good and valuable consideration, the receipt and suf-

          ficiency of which are hereby acknowledged, hereby consent  and agree as follows:

                                      ARTICLE I



                                THE RESIGNING TRUSTEE



               SECTION 1.01   Pursuant  to  Sections  610 and 614 of the

          Indenture, Resigning Trustee hereby notifies the Company  that

          Resigning  Trustee  is  hereby  resigning as Trustee, Security

          Registrar and Paying Agent under the Indenture.



               SECTION 1.02   Resigning Trustee  hereby  represents  and

          warrants to Successor Trustee that:



               (a)  No  covenant or condition contained in the Indenture

               hasbeen waived by Resigning Trustee or, to the best

               knowledge of  responsible  officers  of  Resigning

               Trustee's corporate trust department, by the Holders of

               the  percentage in aggregate principal amount of the

               Securities required by the Indenture  to  effect any

               such waiver.


               (b)  There  is  no action, suit or proceeding pending or, to the best knowledge  of  responsible  officers  of Resigning

               Trustee's  corporate  trust  department, threatened  against

               Resigning  Trustee  before  any court  or  any governmental authority arising out of any act or omission of Resigning

               Trustee as  Trustee under the Indenture.


               (c)  As  of the effective date of this Agreement, Resigning

               Trustee will hold no moneys  or  property  under the

               Indenture.

               (d)  Pursuant  to Section 303 of the Indenture, Resigning

               Trustee duly authenticated and delivered, on  February  8,

               1989 $105,000,000 aggregate principal amount of Securities,

               of which $105,000,000 are outstanding as of the effective

               date hereof.

               (e)  Each  person who so authenticated the Securities was

               dulyelected, qualified and acting as an officer  of

               Resigning

               Trustee and empowered to authenticate the Securities at

               the respective times of such authentication  and  the

               signature of such person or persons appearing on such

               Securities is each  such  person's genuine signature.



               (f)  This  Agreement  has  been duly authorized, executed

               and delivered on behalf  of  Resigning  Trustee  and

               constitutes its legal, valid and binding obligation,

               enforceable in accordance with its terms.



               (g)  To the best knowledge of responsible officers of the

               Resigning  Trustee's corporate trust department, but without further inquiry, no event has  occurred  and is  continuing which is, or after notice or lapse of time would become,

               an Event of Default under Section 501  of  the Indenture.

               Notwithstanding anything to the contrary in this subsection

               (g), the responsible officers  of the Resigning Trustee's

               corporate trust department are fully chargeable  with

               knowledge  of the  contents  of any written statement or

               Officers' Certificate  delivered  by  the Company   to
               the Resigning  Trustee   under   Section  1013  of  the

               Indenture  before  the  effective   date   of   this

               Agreement.



               SECTION 1.03   Resigning  Trustee  hereby assigns, trans-

          fers, delivers and confirms to Successor  Trustee  all  right,

          title  and  interest  of Resigning Trustee in and to the trust under the Indenture, all the rights, powers and trusts of  the

          Trustee  under  the Indenture, and all property and money held by

          Resigning Trustee under the Indenture.   Resigning  Trustee shall

          execute  and deliver such further instruments and shall do such other things as Successor Trustee may  reasonably  require  so as  to more fully and certainly vest and confirm in Successor

          Trustee all the rights,  powers  and  trusts  hereby assigned,

          transferred,  delivered  and confirmed to Successor Trustee as

          Trustee, Paying Agent and Security Registrar.



               SECTION 1. 04   Notwithstanding the  foregoing,  Resigning

          Trustee  reserves  its rights, if any, to indemnification from the Company pursuant to Section 607(c) of the Indenture.

                                      ARTICLE II



                                     THE COMPANY



               SECTION 2.01   The Company hereby accepts the resignation of

          Resigning  Trustee  as  Trustee, Paying Agent and Security

          Registrar under the Indenture.



              SECTION 2.02   The Company hereby certifies that  Exhibit A

          annexed  hereto is a copy of the Board Resolution which was duly adopted by the Board of Directors of the  Company,  which is  in full force and effect on the date hereof, and which authorizes certain officers of the Company to:  (a)  accept  Resigning

          Trustee's  resignation  as  Trustee, Paying Agent and Security

          Registrar under the Indenture; (b) appoint  Successor Trustee  as

          Trustee, Paying Agent and Security Registrar under the Indenture;

          and (c) execute and deliver such agreements and other

          instruments  as  may  be  necessary  or  desirable  to effectuate the succession of  Successor  Trustee  as  Trustee, Paying Agent and Security Registrar under the Indenture.



               SECTION 2.03   The   Company  hereby  appoints  Successor

          Trustee as Trustee, Paying Agent and Security Registrar  under the  Indenture  to  succeed  to,  and  hereby  vests Successor

          Trustee with, all the rights, powers, duties  and  obligations of

          Resigning  Trustee under the Indenture with like effect as if originally named as  Trustee,  Paying  Agent  and  Security

          Registrar in the Indenture.

               SECTION 2.04   Promptly after the effective date of this

          Agreement,  the Company shall cause a notice, substantially in the form of Exhibit B annexed  hereto,  to  be  sent  to  each

          Holder  of the Securities in accordance with the provisions of

          Sections 610 and 614 of the Indenture.




               SECTION 2.05   The Company hereby represents and warrants to

          Resigning Trustee and Successor Trustee that:



               (a)  The  Company is a corporation duly and validly orga-

               nized and existing pursuant to the laws of the State

               of Delaware.



               (b)  The  Indenture was validly and lawfully executed and

               delivered by the Company  and  the  Securities  were validly issued by the Company.



               (c)  The  Company has performed or fulfilled prior to the

               date hereof, and will continue to perform  and  fulfill

               after the date hereof, each covenant, agreement, condition,

               obligation and responsibility under the Indenture.



               (d)  No event has occurred and is continuing which is, or

               after notice or lapse of time would become, an Event of

               Default under Section 501 of the Indenture.

               (e)  No  covenant or condition contained in the Indenture

               hasbeen waived by the Company or, to  the  best  of the

               Company's knowledge, by Holders of the percentage in

               aggregate principal amount of the  Securities required to

               effect any such waiver.



               (f)  There  is  no action, suit or proceeding pending or, to the best of the Company's  knowledge,  threatened against

               the Company before any court or any governmental authority arising out of any act or  omission of the Company under

               the Indenture.



               (g)  This  Agreement  has  been duly authorized, executed

               anddelivered on behalf of the Company  and  Constitutes  its legal, valid and binding obligation, enforceable in

               accordance with its terms.



               (h)  All conditions precedent relating to the appointment of

               The Bank of New York as successor Trustee, Paying Agent

               and Security  Registrar  under  the  Indenture have been

               complied with by the Company.



                                     ARTICLE III

                                THE SUCCESSOR TRUSTEE





              SECTION 3.01   Successor  Trustee  hereby  represents and

          warrants to Resigning Trustee and to the Company that:



               a)   Successor Trustee is not disqualified under the pro-

               visions of  Section  608  and is eligible under the

               provisions of Section 609 of the Indenture to act as

               Trustee under the Indenture.



               (b)  This  Agreement  has  been duly authorized, executed

               anddelivered on behalf  of  Successor  Trustee  and

               constitutes its legal, valid and binding obligation,

               enforceable in accordance with its terms.



              SECTION 3.02   Successor Trustee hereby accepts  its  ap-

          pointment  as  successor  Trustee,  Paying  Agent and Security

          Registrar under the Indenture and accepts the rights,  powers,

          duties and obligations of Resigning Trustee as Trustee, Paying

          Agent and Security Registrar under  the  Indenture,  upon  the terms and conditions set forth therein, with like effect as if

          originally  named  as  Trustee,  Paying  Agent  and   Security

          Registrar under the Indenture.

              SECTION 3.03   References  in the Indenture to "Principal

          Office" or other similar terms shall be deemed to refer to the principal  corporate  trust office of Successor Trustee, which is presently located at 101 Barclay Street, New York, New York

          10286.

                                      ARTICLE IV

                                    MISCELLANEOUS



               SECTION 4.01   Except  as  otherwise  expressly  provided

          herein or unless the context  otherwise  requires,  all  terms used  herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



              SECTION 4.02   This Agreement and  the  resignation,  ap-

          pointment and acceptance effected hereby shall be effective as of the opening of business on April 11, 1994.


               SECTION 4.03   Resigning Trustee hereby acknowledges payment

          or  provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee under Section  607 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and  advances  incurred or made by

          Resigning Trustee in accordance with the provisions of the

          Indenture.  Resigning Trustee acknowledges that it  relinquishes any  lien  or  preference it may have upon or with respect to all property or funds held or collected  by  it  to secure  any amounts  due  it  pursuant  to  the provisions of Section 613 of the Indenture.  The  Company  acknowledges  its obligation  set forth  in  Section  607  of  the Indenture to indemnify Resigning

          Trustee for, and to hold Resigning Trustee harmless  against,

          any  loss,  liability and expense incurred without negligence or
          bad faith on the part of  the  Resigning Trustee   and  arising

          out  of  or  in  connection  with  the acceptance or

          administration of the  trust  evidenced  by  the Indenture

          (which  obligation  shall  survive  the  execution hereof).  It is understood and agreed that this Agreement does not  constitute a  waiver by any of the parties hereto of any obligation or liability which the Resigning Trustee  may  have incurred  in connection  with  its serving as Trustee, Paying Agent or

          Security Registrar under the Indenture.



              SECTION 4.04   This Agreement shall be  governed  by  and

          construed  in  accordance  with  the  laws of the State of New

          York.



              SECTION 4.05   This Agreement may be executed in any number

          of  counterparts  each of which shall be an original, but such counterparts shall together constitute but  one  and  the same instrument.


               SECTION 4.06   The Company, Resigning Trustee and Successor

          Trustee hereby acknowledge receipt of an executed and  ac-

          knowledged counterpart of this Agreement and the effectiveness thereof.

               SECTION 4.07   Any and all costs, expenses,  charges  and

          fees  incurred  in  connection with the transfer of the duties described herein shall be borne by the Resigning  Trustee  and

          the   Successor   Trustee.   The  Resigning  Trustee  and  the

          Successor Trustee hereby agree that each will  be  responsible

          for   its  own  fees  and  expenses  in  connection  with  the

          negotiation and preparation of this Agreement and the transfer of the  duties  described herein.  In addition, the Resigning

          Trustee agrees to pay the costs of the  oversilvering  of  the existing stock of debentures for the purpose of reflecting the change of trustee.



              IN WITNESS WHEREOF, the parties hereto have  caused  this

          Agreement  of  Resignation,  Appointment  and Acceptance to be

          duly executed and acknowledged and their respective  seals  to be affixed  hereunto  and duly attested all as of the day and year first above written.


          [SEAL]                         KASH N' KARRY FOOD STORES, INC.

          Attest:                            By: /s/ R. P. Springer
           /s/ Richard D. Coleman            Name:     R. P. Springer
          Name:                              Title: EXECUTIVE VICE
          PRESIDENT
          Title:


          [SEAL]

          Attest:                            BARNETT BANK OF TAMPA,
                                             as Resigning Trustee

           /s/ Julia T. Arroyo               By: /s/ Lucretia M. Vizcaino
          Name:    Julia T. Arroyo           Name:    Lucretia M. Vizcaino
          Title:Corporate Trust              Title:Assistant Vice President
                Specialist


          [SEAL]

          Attest:                            THE BANK OF NEW YORK, as
                                             Successor Trustee

           /s/ Barbara E. Bennett            By: /s/ T. A. Burrell
          Name:    Barbara E. Bennett        Name:    T. A. Burrell
          Title:Assistant Treasurer          Title:Assistant Vice President
                Specialist













          STATE OF FLORIDA      )
                                : ss:
          COUNTY OF HILLSBOROUGH)

          On  the  30th   day of February, 1994, before  me  personally
          came    Raymond P. Springer  to me known, who, being by me duly
          sworn, did depose and say that he resides at 18210 Clear Lake, Lutz, FL; that he is Executive Vice President of Kash n' Karry Food Stores, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                  /s/ Brenda L. Barrow
                                                  Notary Public

          STATE OF FLORIDA    )
                              : ss:
          COUNTY OF   DUVAL   )




          On the  7th  day of   April,  1994, before  me  personally  came
          Lucretia M. Vizcaino to me known, who, being by me duly sworn, did depose and say that he/she resides at 4337 Habana Avenue, Jacksonville, Florida 32217; that he/she is Assistant Vice President of Barnett Bank of Tampa, one of the corporations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.




                                                  /s/ Danny H. Verus
                                                   Notary Public

          STATE OF NEW YORK        )
                                   :  ss :
          COUNTY OF NEW YORK       )




          On the        day of April, 1994,  before  me  personally  came
           T. A. Burrell to me known, who, being by me duly sworn, did depose and say that he/she resides at 35 Stiles Rd., Edison, N.J, 08817 that he/she is Assistant Vice President of THE BANK OF NEW YORK, one of the Corporations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.



                                                   /s/ Edward Souter
                                                  Notary Public


























          13/SEC.LAW/1994/K6750.AGR.1